FOR IMMEDIATE RELEASE                                Contact:  Mark H. Burroughs
                                                                  (732) 542-2800
November 3, 2006



             OSTEOTECH REPORTS THIRD CONSECUTIVE PROFITABLE QUARTER


Osteotech, Inc. (NASDAQ: OSTE) reported today that net income was $.4 million or $.02 diluted earnings per share for the three months ended September 30, 2006 compared to a net loss of $6.8 million or $.40 diluted net loss per share for the three months ended September 30, 2005. Consolidated revenues in the third quarter of 2006 were $23.4 million, a 5% increase over consolidated revenues of $22.2 million in the third quarter of 2005. Gross margins increased to 49% in the third quarter of 2006 from 31% in the third quarter of 2005, mainly due to improved inventory and processing productivity.

Sam Owusu-Akyaw, Osteotech's President and Chief Executive Officer, stated, "We have substantially completed the first part of Osteotech's turnaround program by successfully achieving profitability for three consecutive quarters. We expect to continue to realize the benefits of our initiatives, which we believe will generate incremental profitability; however, we expect to utilize this additional profitability to fund our distribution channel effectiveness initiatives, the final activities in our turnaround program."

Mr. Owusu-Akyaw concluded, "Although we expect to make additional investments in sales and marketing initiatives and personnel, we anticipate being profitable in the fourth quarter in a range similar to the first three quarters of 2006 and anticipate being profitable in 2007."

Net income was $1.4 million or $.08 diluted earnings per share for the nine months ended September 30, 2006 compared to a net loss of $9.5 million or $.55 diluted net loss per share for the nine months ended September 30, 2005. Consolidated revenues for the nine months ended September 30, 2006 and 2005 were $73.8 million and $71.4 million, respectively. Gross margins increased to 48% for the first nine months of 2006 from 39% for the first nine months of 2005.

DBM Segment revenues were $12.8 million and $12.5 million for the three months ended September 30, 2006 and 2005, respectively. The improvement in DBM Segment revenues was substantially the result of increased domestic unit sales volume, partially offset by continued pricing pressures on our domestic sales efforts. We incurred an operating loss in the DBM Segment of $.2 million and $.6 million for the three months ended September 30, 2006 and 2005, respectively. The operating loss in the third quarter of 2006 was primarily from lower gross margins mainly resulting from lower average selling prices in our domestic business. The operating loss declined in the third quarter of 2006 compared to the third quarter of 2005 principally due to our ability to control operating expenses.

                                    - more -

DBM Segment revenues increased 4% to $41.0 million for the nine months ended September 30, 2006 compared to revenues of $39.4 million in the corresponding period in 2005. The increase in DBM Segment revenues was substantially the result of increased unit sales volume, partially offset by pricing pressures on our domestic sales efforts. Operating income in the DBM Segment was $1.9 million and $1.3 million for the nine months ended September 30, 2006 and 2005, respectively. The improvement in operating income in the first nine months of 2006 was primarily due to the increase in revenues and our ability to control operating expenses in 2006 compared to 2005, partially offset by lower gross margins.

Base Tissue Segment revenues increased 7% to $10.0 million for the three months ended September 30, 2006 compared to $9.4 million in the corresponding period in 2005. Revenues from the worldwide distribution of traditional tissue increased 53% in the third quarter of 2006 compared to the third quarter of 2005, principally from increased unit sales volume. Third quarter Base Tissue Segment revenues were impacted by a 8% decline in service fees generated by processing allograft bone tissue for clients and a 20% decline in revenues from the distribution of Graftech(R) Bio-implants compared to the third quarter of 2005 primarily due to continued lower demand and increased competition from polymer based spinal implants. Base Tissue Segment revenues were $30.9 million for each of the nine months ended September 30, 2006 and 2005. Revenues from the worldwide distribution of traditional tissue increased 62% in the first nine months of 2006 compared to the first nine months of 2005, mainly from increased unit sales volume. Base Tissue Segment revenues were negatively impacted by a 29% decline in service fees generated by processing allograft bone tissue for clients and a 19% decline in revenues from the distribution of Graftech(R) Bio-implants for the nine months ended September 30, 2006 compared to the corresponding period in 2005.

Operating income in the Base Tissue Segment was $1.7 million in each of the three months and nine months ended September 30, 2006 compared to operating losses of $5.4 million and $10.3 million for the same respective periods in 2005. The improvement in operating income in both periods is primarily due to a substantial increase in gross margins resulting from improved inventory and processing productivity, which reduced the need for tissue inventory reserves in 2006 compared to 2005, and our ability to control operating expenses.

A conference call will be conducted by Sam Owusu-Akyaw, President and Chief Executive Officer, as well as other members of Osteotech management, on November 3, 2006 at 9:00 am Eastern Time to discuss second quarter results. You are invited to listen to the conference call by dialing 1-706-643-1624. The conference will also be simultaneously web cast at http://www.osteotech.com. Automated playback will be available two hours after completion of the live call, through midnight, November 17, 2006, by dialing 1-706-645-9291 and indicating access code 9681394.

Certain statements made throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued

                                    - more -
acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. Certain of these factors are detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. All information in this press release is as of November 3, 2006 and the Company does not intend to update this information.

Osteotech, Inc., headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech, this press release or the conference call, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.


                                    - more -

                        OSTEOTECH, INC. AND SUBSIDIARIES
                           CONSOLIDATED REVENUE DETAIL
                             (dollars in thousands)




                                                    Third Quarter                              Nine Months
                                                 Ended September 30,                       Ended September 30,
                                        --------------------------------------      -----------------------------------
                                             2006                   2005                2006                2005
                                        ----------------     -----------------      --------------    -----------------

DBM SEGMENT
  Domestic                               $10,777              $10,399                 $34,476           $33,157
  International                            1,994                2,108                   6,496             6,257
                                        ----------------     -----------------      --------------    -----------------
  Total DBM Segment                       12,771              $12,507                  40,972           $39,414
                                        ----------------     -----------------      --------------    -----------------

BASE TISSUE SEGMENT
   Domestic:
      Client Processing                    2,223                2,388                   6,226             9,029
      Traditional Tissue                   2,895                1,950                   8,357             4,959
      Graftech(R) Bio-Implants             3,118                3,893                  10,649            13,164
                                        ----------------     -----------------      --------------    -----------------
                                           8,236                8,231                  25,232            27,152

   International:
      Client Processing                       66                  110                     451               357
      Traditional Tissue                   1,703                1,050                   5,170             3,410
                                        ----------------     -----------------      --------------    -----------------
                                           1,769                1,160                   5,621             3,767
                                        ----------------     -----------------      --------------    -----------------
   Total Base Tissue Segment              10,005                9,391                  30,853            30,919
                                        ----------------     -----------------      --------------    -----------------

OTHER PRODUCT LINES                          672                  347                   1,985             1,050
                                        ----------------     -----------------      --------------    -----------------

NET REVENUES                             $23,448              $22,245                 $73,810           $71,383
                                        ================     =================      ==============    =================



                                    - more -


                        OSTEOTECH, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per share data)


                                                           Third Quarter                                Nine Months
                                                        Ended September 30,                         Ended September 30,
                                              ---------------------------------------      --------------------------------------
                                                    2006                   2005                  2006                 2005

Net revenues:
     Service                                   $22,776              $21,898                 $71,825              $70,333
     Product                                       672                  347                   1,985                1,050
                                              -----------------    ------------------      -----------------    -----------------
                                                23,448               22,245                  73,810               71,383

Cost of services                                10,961               15,107                  36,736               43,280
Cost of products                                   917                  132                   1,865                  397
                                              -----------------    ------------------      -----------------    -----------------
                                                11,878               15,239                  38,601               43,677
                                              -----------------    ------------------      -----------------    -----------------

Gross profit                                    11,570                7,006                  35,209               27,706

Marketing, selling, general
   and administrative                            9,751               11,607                  29,856               33,180
Research and development                         1,192                1,101                   3,507                3,287
                                              -----------------    ------------------      -----------------    -----------------
                                                10,943               12,708                  33,363               36,467
                                              -----------------    ------------------      -----------------    -----------------

Operating income (loss)                            627              (5,702)                   1,846              (8,761)
Interest expense and other, net                  (350)                (419)                   (379)              (1,393)
                                              -----------------    ------------------      -----------------    -----------------

Income (loss) before income taxes                  277              (6,121)                   1,467             (10,154)
Income tax provision (benefit)                    (74)                  676                     105                (647)
                                              -----------------    ------------------      -----------------    -----------------
Net Income (loss)                              $   351             $(6,797)                $  1,362             $(9,507)
                                              =================    ==================      =================    =================
Earnings (loss) per share:
     Basic                                     $   .02             $  (.40)                $    .08             $  (.55)
     Diluted                                   $   .02             $  (.40)                $    .08             $  (.55)

Shares used in computing earnings (loss) per share:
     Basic                                     17,295,314          17,199,004              17,281,703           17,187,865
     Diluted                                   17,352,420          17,199,004              17,356,109           17,187,865



                                    - more -

                        OSTEOTECH, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)



                                                                  September 30,             December 31,
                                                                       2006                    2005
                                                                ---------------------    --------------------
                                   ASSETS

             Cash and cash equivalents                                    $ 14,892                 $13,484
             Accounts receivable, net                                       16,737                  14,879
             Deferred processing costs                                      28,458                  28,805
             Inventories                                                     1,170                   1,278
             Other current assets                                            3,110                   3,438
                                                                ---------------------    --------------------
                       Total current assets                                 64,367                  61,884
             Property, plant and equipment, net                             37,250                  39,962
             Other assets                                                    8,521                   9,176
                                                                ---------------------    --------------------
                                                                          $110,138                $111,022
                                                                =====================    ====================



                    LIABILITIES AND STOCKHOLDERS' EQUITY

             Accounts payable and accrued expense                         $ 14,643                 $16,320
             Current maturities of
                capital lease obligation                                       708                     655
                                                                ---------------------    --------------------
                       Total current liabilities                            15,351                  16,975
             Capital lease obligation                                       15,065                  15,603
             Other liabilities                                               7,270                   7,689
                                                                ---------------------    --------------------
                       Total liabilities                                    37,686                  40,267
             Stockholders' equity                                           72,452                  70,755
                                                                ---------------------    --------------------
                                                                          $110,138                $111,022
                                                                =====================    ====================



                                                       # # #